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                                   Exhibit 1

                             HR INVESTMENTS LIMITED
                             RH INVESTMENTS LIMITED
                            VXM INVESTMENTS LIMITED
                           c/o UNSWORTH & ASSOCIATES
                            HERENGRACHT 483, 1017 BT
                             AMSTERDAM, NETHERLANDS



                                February 6, 2001



VIA FIRST CLASS MAIL
AND FACSIMILE

Balanced Care Corporation
1215 Manor Drive
Mechanicsburg, Pennsylvania 17055
U.S.A.
Attention: Robin L. Barber

           Re: Promissory Notes dated November 6, 2000
               And December 7, 2000 in Aggregate
               Principal Amount of $8,000,000

Ladies and Gentlemen:

           Each of the undersigned is the holder of Promissory Notes of Balanced Care Corporation, a Delaware corporation (the "Company") in the aggregate principal amount of $8,000,000 (collectively, the "Notes"). Notes in an aggregate principal amount of $6,500,000 were issued to the undersigned on November 6, 2000 and Notes in an aggregate principal amount of $1,500,000 were issued to the undersigned on December 7, 2000. Each of the Notes was due and payable on January 31, 2001. The Company has not made any of the payments required under the Notes and therefore events of default have occurred and are continuing under the Notes, including, without limitation, events of default under Section 5.1(a) of the Notes. In accordance with the provisions of Section
5.2 of the Notes, all outstanding amounts under the Notes are currently due and payable.

           Notwithstanding the foregoing, each of the undersigned hereby agrees to extend the maturity of the Notes until April 6, 2001.

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           Except as specifically set forth above, nothing contained herein shall be deemed to constitute a waiver of any rights or remedies that the undersigned may have under the Notes or otherwise at law or in equity.

                                        Very truly yours,

                                        HR INVESTMENTS LIMITED,
                                             a Cayman Islands corporation



                                        By: /s/ J. B. Unsworth
                                            -----------------------------




                                        RH INVESTMENTS LIMITED,
                                             a Cayman Islands corporation



                                        By: /s/ J. B. Unsworth
                                            -----------------------------




                                        VXM INVESTMENTS LIMITED,
                                             a Cayman Islands corporation



                                        By: /s/ J. B. Unsworth
                                            -----------------------------



cc. Kirkpatrick & Lockhart LLP



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